12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES PROMOTIONS

DALLAS – June 7, 2012 – Capital Southwest Corporation (NasdaqGS: CSWC) today announced that its Board of Directors has approved the promotions ofGlenn M. Neblett to Chief Investment Officer and Senior Vice President and Tracy L. Morris to Chief Operating Officer, effective June 1, 2012.

Gary L. Martin, the Company’s Chairman and President, commented, “We are pleased to see this expansion in our senior leadership ranks.  Capital Southwest is positioned to better focus on our core strengths – investing in exceptional businesses looking to achieve their full potential.”

Mr. Neblett joined Capital Southwest in 2010 and has spearheaded the Company’s focus on investing in targeted sectors.  As Chief Investment Officer, he will coordinate the activities of Capital Southwest’s research and investment teams, as well as monitor the performance of current portfolio investments.

Ms. Morris joined Capital Southwest in 2007 and also serves as the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary.  As Chief Operating Officer, she assumes the responsibility for all of the Company’s corporate, regulatory, financial and legal operations.

Both Mr. Neblett and Ms. Morriswill continue to hold board seats on a number of the companies in Capital Southwest’s portfolio.

Also announced was the promotion of Ryan Kelly to Associate.  Mr. Kelly has been the Company’s Senior Financial Analyst since 2010 and will continue to work with the company’s investment team in their acquisition and divestiture activities.

About Capital Southwest Corporation
Capital Southwest has over 50 years experience helping companies grow and prosper. Since our founding in 1961, we have operated as a business development company with a refreshingly different mindset:  we provide capital to exceptional businesses and have the patience and flexibility to hold investments indefinitely, enabling companies to achieve their potential. Visit our website at www.CapitalSouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris
972-233-8242

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